3,000,000 SHARES

                                VCA ANTECH, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                   May 12, 2004


BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York  10019

Ladies and Gentlemen:

     1. INTRODUCTORY. VCA Antech, Inc., a Delaware corporation (the "COMPANY"), and Green Equity Investors III, L.P., a Delaware limited partnership (the "SELLING STOCKHOLDER"), confirm their respective agreements with Banc of America Securities LLC (the "UNDERWRITER"), with respect to the sale by the Selling Stockholder and the purchase by the Underwriter of 3,000,000 shares (the "FIRM SECURITIES") of the Company's Common Stock, par value $0.001 per share ("SECURITIES"). The Selling Stockholder also proposes to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 450,000 additional outstanding shares of the Company's Securities (such 450,000 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company and the Selling Stockholder hereby agree with the Underwriter as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
STOCKHOLDER.

     (a) The Company represents and warrants to, and agrees with, the Underwriter that:

          (i) A registration statement on Form S-3 (No. 333-114471), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and become effective under the Securities Act of 1933, as amended ("ACT"). Such registration statement, as amended up until the date hereof, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities as contemplated by Section 5(a) hereof, as filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

         (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

          (iv) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business organization, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and, in the case of each subsidiary that is a corporation, validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than the pledge of such capital stock and other ownership interests pursuant to the Credit and Guaranty Agreement, dated as of September 20, 2000 and as amended as of August 19, 2003, by and among the Company, Vicar Operating, Inc. (the "OPERATING COMPANY"), Goldman Sachs Credit Partners, L.P., as sole lead arranger and sole syndication agent, Wells Fargo Bank, N.A., as administrative agent, and the guarantors and lenders named therein.

          (v) All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations.

          (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering, or, to the Company's knowledge, any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter's compensation as determined by the National Association of Securities Dealers, Inc. (the "NASD").

         (vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, other than the Stockholders Agreement, dated as of September 20, 2000 and as amended on November 27, 2001 and January 9, 2003 (the "STOCKHOLDERS AGREEMENT"), by and among the Company and the stockholders listed therein, or to require the Company to include such securities in the securities registered pursuant to a


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


               Registration Statement or, other than the Stockholders Agreement, in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

        (viii) In connection with the filing of the Registration Statement, the Company has complied in all material respects with the terms of the registration rights set forth in the Stockholders Agreement.

          (ix) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market.

          (x) The execution, delivery and performance of this Agreement by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or the charter or by-laws or other organizational documents of any such subsidiary.

          (xi) This Agreement has been duly authorized, executed and delivered by the Company.

         (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

        (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

         (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

         (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency


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


               or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

        (xvii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the provision of veterinary medical care by business corporations (collectively, "VETERINARY MEDICINE LAWS"), or is subject to any claim relating to any veterinary medicine laws, which violation or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

       (xviii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

         (xix) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial data included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (xx) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (xxi) The Company is subject to the reporting requirements of either
               Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) System.

        (xxii) The Company is not an "investment company" as defined in the Investment Company Act of 1940.

       (xxiii) All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and
               (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. There are no material Tax assessments proposed in writing against the Company or any of its subsidiaries. To the Company's knowledge, the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "TAX" and "TAXES" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

        (xxiv) Neither the Company nor any of its affiliates (other than the Underwriter, as to which the Company makes no representation), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Securities in violation of Regulation M under the Exchange Act.

         (xxv) KPMG LLP, who have certified the financial statements included in the Registration Statement and the Prospectus, are independent public auditors as required by the Act and the Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
               (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (xxvi) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

       (xxvii) Since March 31, 2004, the Company has not issued any securities other than (i) Securities issued pursuant to the exercise of previously outstanding options granted pursuant to its Amended and Restated 1996 Stock Incentive Plan and its 2001 Stock Incentive Plan (collectively, the "PLANS") and (ii) options granted pursuant to the Plans.

      (xxviii) The industry, statistical and market-related data included in the Registration Statement and the Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

        (xxix) The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("CODE"); and each "pension plan" for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (xxx) The laboratory internal revenue growth percentage figures included in the Prospectus are computed by the Company in the manner set forth in the Company's Form 10-K, for the fiscal year ended December 31, 2003, under the caption "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Basis of Reporting - Laboratory Revenue," and are based upon estimates and assumptions all of which, taken as a whole, management of the Company believes to be reasonable. In addition, management of the Company has no reason to believe that the sources from which the pre-acquisition historical laboratory revenue information provided to the Company by the sellers of the applicable laboratories and used by the Company in determining laboratory revenue of acquired laboratories are not reliable, reasonable and accurate.

     (b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

          (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Offered Securities to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full partnership power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by the Selling Stockholder hereunder.

          (ii) The sale of the Offered Securities to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the partnership agreement of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

         (iii) The Selling Stockholder has, and immediately prior to each Closing Date (as defined below) the Selling Stockholder will have, good and valid title to the Offered Securities to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Offered Securities and payment therefor pursuant hereto, good and valid title to such Offered Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter.

          (iv) During the period beginning from the date hereof and continuing to and including the date 75 days after the date of the Prospectus, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Offered Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities,


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


               without the prior written consent of the Underwriter. Notwithstanding anything herein to the contrary, the Underwriter and its affiliates may engage in brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates' business.

          (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

          (vi) All information provided by the Selling Stockholder for inclusion in any Registration Statement, the Prospectus or any amendment or supplement thereto expressly for use therein is, and on the effective date of the Registration Statement and each Closing Date will be, true, correct and complete in all material respects, and does not, and on such effective date and each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading.

         (vii) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to the Underwriter a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $37.92 per share, the Firm Securities.

     The Selling Stockholder will deliver or cause to be delivered the Firm Securities to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholder, at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 2029 Century Park East, Los Angeles, California 90067, at 10:00 A.M., New York time, on May 18, 2004, or at such other time not later than six full business days thereafter as the Underwriter and the Selling Stockholder determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from the Underwriter given to the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriter the number of shares of Optional Securities specified in such notice. Such Optional Securities shall be purchased from the Selling Stockholder by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm


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


Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Selling Stockholder.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Underwriter against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholder, at the above office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. at a reasonable time in advance of such Optional Closing Date.

     4. OFFERING BY THE UNDERWRITER. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDER. The Company agrees with the Underwriter and the Selling Stockholder that:

     (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (3) (or, if applicable and if consented to by the Underwriter, an alternative subparagraph of Rule 424(b)) not later than the second business day following the execution and delivery of this Agreement.

     (b) The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

     (c) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Underwriter; and the Company will also advise the Underwriter promptly of the effectiveness of any post-effective amendment to the Registration Statement (if its effective time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (d) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the


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


          Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (e) The Company will furnish to the Underwriter a copy of the Registration Statement (which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

     (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

     (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to, the review by the NASD of the Offered Securities, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. The Selling Stockholder agrees to pay any transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriter.

     6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

     (a) The Underwriter shall have received a letter, dated the Closing Date, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

          (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of

               Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Prospectus;

         (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

               (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenue or net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Underwriter, shall be contemplated by the Commission.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities; or (vii) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (d) The Underwriter shall have received an opinion, dated such Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, to the effect that:

          (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions identified on a schedule attached to such counsel's opinion.

          (ii) The Operating Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Operating Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions identified on a schedule attached to such counsel's opinion.

         (iii) The Company has authorized capital stock as set forth in the Prospectus. Except as set forth in the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations.

          (iv) All outstanding shares of Securities have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof in the Prospectus.

          (v) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to: (i) require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, other than the Stockholders Agreement or (ii) other than pursuant to the rights granted in the Stockholders Agreement, require the Company to include such securities in (a) the securities registered pursuant to the Registration Statement or (b) any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (vi) The Company is not an "investment company" as defined in the Investment Company Act of 1940.

         (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under any of the Included Laws (as defined in such counsel's opinion) to be obtained or made by the Company for the due execution and delivery of the Underwriting Agreement by the Company and the performance of its obligations thereunder, except such as have been obtained or made under the Act and the Exchange Act and such as may be required under state securities laws and in connection with the listing of the Offered Securities on the Nasdaq National Market.

        (viii) The execution, delivery and performance of the Underwriting Agreement by the Company does not, and the consummation by the Company of its obligations thereunder will not, (a) result in a violation of any law, rule or regulation of any Included Law, (b) result in a violation of any order, writ, judgment or decree known to such counsel and applicable to the Company or any of its subsidiaries or any of their properties, (c) result in a violation of the certificate of incorporation or bylaws or similar charter documents of the Company or any of its subsidiaries, (d) breach, result in the acceleration of, or entitle any party to accelerate under any agreement or instrument filed as an exhibit to the Registration Statement or (e) to such counsel's knowledge, breach or result in the acceleration of, or entitle any party to accelerate, any other agreement by which any of the properties of the Company or any of its subsidiaries is bound, except for such breaches as would not have a Material Adverse Effect.

          (ix) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus was filed with the Commission pursuant to Rule 424(b) as of the date and time (if determinable) specified in such opinion, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          (x) Such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

          (xi) The descriptions in the Prospectus under the captions "Description of Capital Stock," "Description of Indebtedness", "Directors and Executive Officers of the Registrant", "Management Services Agreement", "Transactions with Zoasis Corporation", "Related Party Vendors" and "Related Party Director" of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

         (xii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (e) The Underwriter shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholder, its written opinion, dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

          (i) The Selling Stockholder has all requisite limited partnership power and authority to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Stockholder on the date hereof;

          (ii) Upon payment of the purchase price therefor in accordance with the Agreement and assuming that the Underwriter has no notice of any adverse claims (within the meaning of Section 8105 of the Uniform Commercial Code as enacted and in effect on the date hereof in the State of California (the "UCC")) with respect to the stock certificates delivered on the date hereof (certificate Nos. WOOF-1254 and WOOF-1343) or the Offered Securities represented thereby, upon delivery (within the meaning of Section 8301(a)(1) of the UCC) to the Underwriter of such stock certificates endorsed in blank by an effective endorsement (within the meaning of Section 8106(b)(1) of the UCC), the Underwriter will acquire its interest in such stock certificates (and the Offered Securities represented thereby) free of any adverse claims (as defined in Section 8102(a)(1) of the UCC) under Section 8303(b) of the UCC;

         (iii) The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Amended and Restated Agreement of Limited Partnership of the Selling Stockholder dated as of September 25, 1998;

          (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder under any law which, in our experience, is generally applicable to transactions of the type contemplated by the Agreement for the consummation of the transactions contemplated by the Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under the Exchange Act and state securities laws;

          (v) The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule or regulation which in our experience is generally applicable to transactions of the type contemplated by the Agreement or (b) any order of any governmental agency or any court having jurisdiction over the Selling Stockholder identified to us by the Selling Stockholder; and

          (vi) The Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

               (f) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered by the Company on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (g) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; the additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to the Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

               (h) Skadden, Arps, Slate, Meagher & Flom LLP, on behalf of the Underwriter, shall have submitted information regarding this transaction to the NASD for review under NASD Rule 2710 and the NASD has confirmed that it has "no objections" to the proposed underwriting terms and arrangements among the Company, the Selling Stockholder and the Underwriter set forth in this Agreement.

     The Selling Stockholder and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to its obligations hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

          (b) The Selling Stockholder will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; provided, further that the Selling Stockholder shall not be responsible, pursuant to the indemnity or contribution of this
               Section 7, or any breach of this Agreement, for losses, liabilities, claims, damages or expenses for an amount in excess of the gross proceeds (after deducting underwriting discounts and commissions, but before offering expenses) to the Selling Stockholder from the sale of Offered Securities by it.

          (c) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act and the Selling Stockholder, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the

               Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause
               (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection
               (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The obligations of the Company and the Selling Stockholder under this Section 7 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholder and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
          Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
          (vii) of Section 6(c), the Company and the Selling Stockholder will, jointly and severally, reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at 9 West 57th Street, New York, New York 10019,
          Attention: Registration Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 12401 Olympic Boulevard, Los Angeles, California 90064, Attention: Robert L. Antin, or, if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at c/o Leonard Green & Partners, L.P., 11111 Santa Monica Blvd., Suite 2000, Los Angeles, California, 90025,
          Attention: John Baumer.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

     The Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the Underwriter in accordance with its terms.

                                Very truly yours,

                                VCA ANTECH, INC.



                                By  /s/ Tomas W. Fuller
                                    --------------------------------
                                    Name:  Tomas W. Fuller
                                    Title: Chief Financial Officer


                                GREEN EQUITY INVESTORS III, L.P.



                                By: GEI Capital III, LLC
                                    Its general partner


                                By  /s/ John Baumer
                                    --------------------------------
                                    Name:  John Baumer
                                    Title: Partner

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC


By: /s/ Thomas Morrison
    ----------------------------
    Name:  Thomas Morrison
    Title: Managing Director